Exhibit 10.26

CONSULTING AGREEMENT (the "Agreement"), dated as of July 9, 2014, by and between **AnythingIT Inc.**, a Delaware corporation (the "Company"), and **REVOLUTION INVESTMENT MANAGEMENT, LLC** (the "Consultant").

WHEREAS, the Company desires to engage the Consultant to provide certain consulting services to the Company including but not limited to due diligence, transaction consulting, strategic planning consulting, corporate structure, merger & acquisition, divestiture, compliance regulatory consulting.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter set forth, the parties hereto have agreed, and do hereby agree, as follows:

1. **Retention; Duties**. Subject to the terms and conditions set forth herein, the Company hereby retains the Consultant, and the Consultant hereby accepts such retention, to act as a Consultant. The Consultant shall provide the services as asked for by the Company listed above on behalf of the Company (the "Services") in order to complete ta specific project or to consult for a period of time.

2. **Term**. The term of this Agreement shall commence as of the date hereof (the "Effective Date") and shall continue until cancelled upon 15 days official notice, by either party (the "Term"). The Consultant shall be entitled to receive any and all compensation up and until the point of termination that it was owed.

3. **Compensation.**

As compensation for the Services, the Company hereby agrees to pay Consultant $10,000.00 per month ("Fee"). During the term of this Agreement, the Consultant shall be paid its Fee on the first of each month of service provided. However, Consultant hereby to defer receipt of its Fee in any month where the Company has insufficient cash to pay Consultant, and Company also has the option to accelerate payment to Consultant where applicable. Consultant agrees to indemnify Company and hold it harmless to the extent Consultant is alleged or determined to be obligated or liable to pay any tax including but not limited to payroll, FICA and social security withholding, unemployment, disability and/or workers compensation insurance or similar charges. Consultant is not entitled to any other compensation from Company other than that covered in this Agreement.

4. **Confidentiality**. Concurrently herewith, the Consultant is executing and delivering to the Company a Confidentiality Agreement.

5. **No Participation in Employee Benefit Plans**. The Consultant acknowledges and agrees that, since the Consultant is a Consultant, he will not be accorded the right to participate in or receive benefits under any pension, profit sharing, medical insurance or other plan or program of the Company either in existence as of the Effective Date or thereafter adopted for the benefit of its employees.

FC

6. **Independent Contractor**. The relationship created hereunder is that of the Consultant acting as an independent contractor. It is expressly acknowledged and agreed that the Consultant shall not have any authority to bind the Company to any agreement or obligation with any third party. The Consultant acknowledges and agrees further that, since he is not an employee of the Company, the Company shall not be responsible for the withholding or payment of any taxes.

7. **No Restrictions**. The Consultant hereby represents that neither the execution of this Agreement nor the Consultant' performance hereunder will (a) violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under the terms, conditions or provisions of any contract, agreement or other instrument or obligation to which the Consultant is a party, or by which he may be bound, or (b) violate any order, judgment, writ, injunction, decree, statute, rule or regulation applicable to the Consultant. In the event of a breach hereof, in addition to the Company's right to terminate this Agreement, the Consultant shall indemnify the Company and hold it harmless from and against any and all claims, losses, liabilities, costs and expenses (including reasonable attorneys' fees) incurred or suffered in connection with or as a result of the Company's entering into this Agreement or engaging the Consultant hereunder.

8. **Non-disparagement**. The Consultant agrees that he will not in any way disparage the Company, or make or solicit any comments, statements or the like, that may be considered to be derogatory or detrimental to the good name or business reputation of the Company. The Consultant similarly agrees not to otherwise take or condone any action which is intended, or would reasonably be expected, to harm the Company, to impair the Company's reputation, or to lead to unwanted or unfavorable publicity to the Company.

9. **Assignment**. This Agreement, as it relates to the retention of the Consultant as a Consultant, is a personal contract and the rights and interests of the Consultant hereunder may not be sold, transferred, assigned, pledged or hypothecated.

10. **Notices**. Any notice required or permitted to be given pursuant to this Agreement shall be deemed to have been duly given when delivered by hand or sent by certified or registered mail, return receipt requested and postage prepaid, overnight mail or telecopier as follows:

If to the Company:

AnythingIT, Inc.
17-09 Zink Place
Unit 1
Fairlawn, New Jersey 07410

With a copy to:

____
____
____
Attention:
Telecopier Number:

If to the Consultant:

Revolution Investment Management, LLC
485 Underhill Boulevard
Suite 200
Syosset, New York 11791
Attn: Mr. Robert Cohen
Telephone: 516-526-8504

or at such other address as either party shall designate by notice to the other party given in accordance with this Section 11.

11. **Choice of Law**. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, excluding choice of law principles thereof.

12. **Waiver of Breach; Partial Invalidity**. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. If any provision, or part thereof, of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and not in any way affect or render invalid or unenforceable any other provisions of this Agreement, and this Agreement shall be carried out as if such invalid or unenforceable provision, or part thereof, had been reformed, and any court of competent jurisdiction is authorized to so reform such invalid or unenforceable provision, or part thereof, so that it would be valid, legal and enforceable to the fullest extent permitted by applicable law.

13. **Entire Agreement**. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and there are no representations, warranties or commitments except as set forth herein. This Agreement supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral, of the parties hereto relating to the subject matter hereof. This Agreement may be amended only by a writing executed by the parties hereto.

14. **Execution in Counterparts**. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but both of which together shall constitute one and the same instrument.

RC

15. **Facsimile and Email Signatures**. Signatures hereon which are transmitted via facsimile or email shall be deemed original signatures.

16. **Construction**. As used in this Agreement, the word "including" and its variants shall mean "including, without limitation."

17. **Representation by Counsel**. The Consultant acknowledges that he has been represented by counsel, or has been afforded the opportunity to be represented by counsel, in connection with this Agreement. Accordingly, any rule or law or any legal decision that would require the interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived by the Consultant. The provisions of this Agreement shall be interpreted in a reasonable manner to give effect to the intent of the Consultant and the Company.

[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, the Consultant and the Company have executed, or have caused to be duly executed, this Agreement as of the day and year above written.

AnythingIT, Inc.

By: ____________________

Its: Pres.

REVOLUTION INVESTMENT MANAGEMENT, LLC

By: ____________________ ROBERT M. COHEN -

Its: CEO -

2625936.2